Exhibit 99.1

[CIT Logo]

FOR IMMEDIATE RELEASE

CIT REPORTS RECORD FOURTH QUARTER RESULTS
INCREASES 2007 EPS GUIDANCE
RESULTS REFLECT STRONG EARNINGS, REVENUE AND ORIGINATION GROWTH

Financial Highlights

•	EPS of $1.28, up from $1.21 for the 2005 quarter
•	EPS up 16% from the 2005 quarter excluding noteworthy items
•	Record new business volume of $11.6 billion, up 20%
•	Solid revenue growth, up 16% excluding noteworthy items

        NEW YORK — January 17, 2007 — CIT Group Inc. (NYSE: CIT), today reported diluted earnings per share (EPS) of $1.28 for the quarter, up from $1.21 for the 2005 quarter. Net income available to common shareholders was $259.3 million and $248.3 million for the current and prior year quarters. For 2006, diluted earnings per share was $5.00 ($1,015.8 million), compared to $4.44 ($936.4 million) last year.

        The current quarter included two noteworthy items: tax expense was reduced by $7.6 million, primarily due to a deferred tax liability release related to relocating and funding of aircraft assets to lower tax jurisdictions ($0.04 diluted EPS increase); and an after-tax charge of $2.8 million related to concluding our exit of a New York City office building ($0.01 diluted EPS decrease). The prior year quarter benefited from $24.3 million ($0.12 diluted EPS increase) in noteworthy items, which are detailed in the attached Non-GAAP tables on page 16.

        Excluding noteworthy items, for the year diluted EPS of $4.80 ($974.6 million net income available to common shareholders) improved 15% from $4.18 ($882.2 million) in 2005. On this basis, return on average common equity was 14.3% up from 14.2% in 2005.

        “Our fourth quarter results mark our fifteenth consecutive quarter of increased earnings per share and concludes a terrific year for CIT,” said Jeffrey M. Peek, Chairman and Chief Executive Officer of CIT. “In 2006, we focused on creating a growth engine through the build-out of our sales force and leveraging our origination platforms, which resulted in a more than 30% increase in volume. We continue to execute on our strategy to enhance our asset management capabilities and optimize our capital position.

        “We have strong momentum across our businesses and our financial results reflect this strength. Full year EPS growth, excluding the impact of stock options expense, was 17%; revenue growth remained strong increasing 15% and our non-spread revenue increased 22%. As a result of this success, we are increasing our 2007 EPS guidance to $5.40 - $5.50, reaffirming our 15% return on common equity target and increasing our dividend by 25%.”

1

Consolidated Financial Highlights:

Overview

•	We continue to execute on our strategy to leverage origination platforms and enhance asset management capabilities.
•	Record loan and lease origination volume led to higher other revenue on gains from receivable sales and syndications.
•	Broad-based credit quality remained solid despite an up-tick in consumer metrics.
•	Expenses increased only modestly and efficiency improved slightly from the third quarter, as we did benefit from sales force productivity gains.

Total Net Revenue

•	Total net revenue was $809.6 million for the quarter; up 16% from last year excluding noteworthy items, principally reflecting improved other revenue, led by higher syndication fees and receivable and lease sale gains, coupled with continued strong fee income and asset growth.

Net Finance Revenue

•	Net finance revenue was up $35.2 million (8%) from last year due to asset growth.
•	Net finance revenue as a percentage of average earning assets was 2.96%, down slightly from 2.99% last quarter and 3.37% last year. Full year net finance revenue was 3.11% for 2006 and 3.40% for 2005. The declines from last year primarily reflect business mix and higher funding costs due to increased short-term interest rates and debt extensions.
•	Operating lease net revenue was 7.09% of average operating leases, compared to 6.54% last quarter and 6.17% last year. Operating lease net revenues were 6.66% for the full year 2006 and 6.01% for 2005. The increases reflect higher rents on aerospace and rail equipment.

Other Revenue

•	Excluding noteworthy items, other revenue was 43% of total net revenue for the quarter, up from 38% last year.
•	Other revenue increased to $345.5 million, up from $267.2 million last year (excluding noteworthy items). Fees and other income remained at strong levels in the quarter, while gains from receivable sales and syndications increased 93% from last year. The gains were the result of consumer and vendor portfolio sales as well as Corporate Finance receivable sales.
•	Total sale and syndication volume was 30% of origination volume in the quarter, up from 18% last year.
•	For the full year 2006, other revenue excluding noteworthy items totaled $1,248.8 million, up 22% from $1,026.4 million last year.

Credit Quality

•	Net charge-offs were 0.58% of average finance receivables, up from 0.47% last quarter and down from 0.91% last year. The increase over last quarter was due to the $16 million charge-off of an energy account in Corporate Finance (previously reserved for in the consolidated reserve). Net charge-offs declined from the prior year, which included aerospace charge-offs on two bankrupt carriers in Transportation Finance. Recoveries remained strong. Full year net charge-offs were 0.45%, down from 0.60% last year.

2

•	Total 60+ day owned delinquencies were 1.98% of finance receivables (excluding student lending) at December 31, 2006, up from 1.86% last quarter and 1.59% last year. The increase was primarily in our home lending portfolio and Trade Finance. Delinquency balances declined in our other three segments.
•	Non-performing assets (non-accrual loans plus repossessed assets) were down at 1.65% of finance receivables (excluding student lending), compared to 1.69% last quarter and up from 1.33% last year. The sequential decrease reflected the energy account charge-off and reduced non-accruals in the Business Capital unit of Corporate Finance, partially offset by the addition of a $40 million exposure to a water bottling company and higher home lending non-accruals. The increase over last year is in home lending and Trade Finance, partially offset by improvements in all other segments.
•	The provision for credit losses was $68.2 million, versus $72.5 million last quarter and $54.6 million in the prior year quarter. Excluding the previously discussed energy account charge-off, the fourth quarter provision exceeded net charge-offs.
•	Excluding both student lending receivables and specific reserves for impaired loans, the reserve for credit losses was 1.30% of finance receivables, versus 1.23% and 1.31% last quarter and last year.
•	Student lending receivables are excluded from above metrics, as they are guaranteed by the U.S. Government.

Salaries and General Operating Expenses

•	Total salaries and general operating expenses for the quarter were $358.2 million excluding the real estate exit charge versus $351.7 million excluding a severance charge last quarter and $299.9 million a year ago. Increases over last year reflect investments made in sales and marketing, including incentive based compensation, and increases in occupancy, legal and professional fees.
•	The efficiency ratio, excluding noteworthy items in each period, was 44.2% for the quarter, slightly improved from 44.4% sequentially and up from 41.6% last year.
•	Employee headcount totaled approximately 7,345 at December 31, 2006 up from 7,200 at September 30, 2006 and 6,340 at December 31, 2005. The increase from last quarter is primarily due to additional operational and sales support personnel. The increase over last year is due to our sales force build-out, support personnel and infrastructure, as well as acquisitions.

Effective Tax Rate

•	The effective tax rate was 31.6%, compared to 28.9% last quarter and 34.1% last year. The decrease from last year reflects the continued relocation and funding of certain aerospace assets offshore and improved international earnings. The increase over last quarter is primarily due to a decline in the proportion of international earnings and other adjustments. For 2006, the effective tax rate was 30.9% compared to 34.8% last year. These effective tax rates exclude deferred tax liability releases and the other noteworthy items.
•	The effective tax rates were 29.5%, 11.7% and 29.4% for the current, prior and prior year quarters, and 25.8% and 32.8% for the years ended December 31, 2006 and 2005, including deferred tax liability releases and other noteworthy items.

Volume and Assets

•	Origination volume for the quarter, excluding factoring, was $11.6 billion, 5% above last quarter, including a strong aerospace quarter, and 20% above last year, due to strong originations across most businesses. Full year origination volumes were up 32%.

3

•	Managed assets were $74.2 billion at December 31, 2006, up 3% for the quarter and 18% for the year. Growth for the quarter was driven by our aerospace and Corporate Finance businesses and student lending. For the year, growth was broad-based, as all of the Commercial Finance businesses were up, along with the Consumer and Small Business segment. During the quarter, we purchased approximately $700 million in North American equipment leasing assets.
•	In the fourth quarter, we sold, syndicated or securitized approximately $3.5 billion of financing and leasing assets.
•	On January 2, 2007, we completed the acquisition of the UK and German vendor finance businesses from Barclays Bank PLC. The acquisition, which leverages our European platform and vendor relationship capabilities, will add approximately $2 billion in assets to Vendor Finance.

Segment Results:

        Certain expenses are not allocated to the operating segments. These non-allocated expenses, which are reported in Corporate and Other, consist primarily of the following: (1) provisions for credit losses in excess of net-charge-offs; (2) equity-based compensation, including stock option expense; (3) certain funding costs, as the segment results reflect debt transfer pricing that matches assets and liabilities from an interest rate and maturity perspective; (4) certain tax provisions relating primarily to international operations; and (5) dividends on preferred securities. Beginning with the first quarter of 2007, we will be allocating certain corporate expenses, primarily items 1 and 2 above, to the segments to measure the segment performances on a more fully allocated basis.

Commercial Finance Group

Corporate Finance

•	Total net revenues were $223.3 million down from $232.4 million last quarter and up from $178.8 million last year.
•	Net finance revenue after depreciation as a percentage of average earning assets decreased 13 basis points (“bps”) from the prior quarter on lower operating lease revenues in the energy and infrastructure business, and declined 25 bps from last year on higher interest expense.
•	Other revenue decreased $15.7 million from last quarter on lower syndication fees, but was up $15.4 million over prior year on gains from receivable sales. During the quarter, we syndicated or sold $1.1 billion of receivables.
•	Net charge-offs were up this quarter due primarily to the $16 million charge-off of an energy account. Delinquencies and non-performing assets were down from both periods.
•	Volume was up over 50% from last year and up across essentially all businesses, led by the new syndicated loan group and healthcare.
•	Return on risk adjusted capital was 12.7%, down from 14.6% last year.

Transportation Finance

•	Total net revenues were $92.6 million versus $61.8 million ($82.6 million excluding loss on assets transferred to held for sale and the debt prepayment charge) last quarter and $73.4 million last year.
•	Net finance revenue after depreciation increased about 40 bps from last quarter (excluding the debt prepayment charge) and last year driven by stronger rental rates. Rental rates continued to improve on aerospace and rail leases.

4

•	Other revenue was down from last quarter (excluding the $15 million write down on assets transferred to held for sale) on lower gains from equipment sales and lower fees, and flat with last year.
•	There were no charge-offs this or last quarter, while last year included two large bankrupt aerospace carriers. Delinquencies and non-performing accounts were down from last quarter and last year.
•	Aircraft demand remains solid; volume for the quarter was up $773 million over last quarter as we took delivery and placed eight aircraft from our order book, and funded another 26 planes with various carriers. During the quarter we increased our order book with Airbus as we committed for deliveries in 2009 and 2010, 10 A320 aircraft (7 from existing options) and 5 A330 aircraft at a current list price of approximately $1.0 billion. We also committed to an additional 5 Boeing 737-800 aircraft, with a current list price of approximately $0.3 billion, to be delivered in 2010.
•	Return on risk-adjusted capital improved to 19.0% (excluding the deferred tax liability release) from 11.8% last year, reflecting higher rentals in the aerospace and rail businesses and higher tax benefits in aerospace.

Trade Finance

•	Total net revenues were $117.5 million, flat with $117.1 million last quarter and down from $123.4 million last year.
•	Net finance revenue increased 23 bps from the prior quarter due to seasonality but was down 66 bps from the prior year, as the 2005 revenue benefited from high prepayment fees.
•	Other revenue was down from the prior quarter and prior year on lower fees and commission rates.
•	Net charge-offs were down from last quarter, while delinquencies and non-performing accounts were relatively unchanged.
•	Factored volumes were up slightly versus last quarter and 6% over last year.
•	Return on risk adjusted capital declined to 25.5% from 30.6% last year, reflecting lower revenues.

Specialty Finance Group

Vendor Finance

•	Total net revenues (before provision for credit losses) were $238.8 million, up from $221.6 million last quarter, and up from last year excluding a $44 million gain on the sale of a micro-ticket leasing business.
•	Net finance revenue after depreciation was up 9 bps from last quarter, and flat with last year.
•	Other revenue of $113.5 million improved from last quarter reflecting strong loan sale gains (primarily U.S. vendor receivables), and up from last year excluding a $44 million gain on the sale of a micro-ticket leasing business.
•	Credit metrics remained strong. Net charge-offs, delinquencies and non-performing accounts improved or were flat compared to last quarter and last year.
•	Excluding Dell in the U.S., volume grew 13% and 8% over last quarter and last year on the addition of new vendors and growth in the international businesses, which was up 17% and 14% over last quarter and last year. Total new business volume grew 8% over last quarter, but declined 13% from last year on lower Dell volumes.
•	Return on risk-adjusted capital was 32.9% for the quarter versus 33.8% in 2005.

5

Consumer and Small Business Lending

•	Total net revenues increased to $145.5 million from $144.7 million last quarter and $99.0 million last year.
•	Net finance revenue was down 14 bps from prior quarter and 31 bps from last year primarily due to lower home lending spreads.
•	Other revenue was up on higher gains on sales of student lending and home lending receivables totaling $1.8 billion.
•	Net charge-offs were up from last year, as higher home lending charge-offs offset an improvement in small business lending. Delinquencies increased due to portfolio seasoning in home lending and student lending, coupled with general economic conditions related to home lending. The increase in non-performing assets was driven largely by home lending.
•	New business volume increased over last year on strong originations at Student Loan Xpress. During the quarter, home lending receivables portfolios purchased totaled approximately $800 million.
•	Return on risk-adjusted capital improved to 15.2% from 11.1% in 2005.

Corporate and other

•	The increased loss in Corporate and other in 2006, for both the quarter and full year, reflects primarily the impact of higher unallocated overhead, including incremental staff expenses, options expenses and interest expense in 2006.
•	Corporate and other expenses reduced return on equity by approximately 5% for the fourth quarter, 4% for the prior quarter and 3% for the prior year quarter.

6

Conference Call and Webcast:

        We will discuss this quarter’s results, as well as ongoing strategy, on a conference call and audio web cast today at 11:00 am (ET). Interested parties may access the conference call live today by dialing 866-831-6272 for U.S. and Canadian callers or 617-213-8859 for international callers, and reference access code 51247414 or access the audio web cast at the following website: http://ir.cit.com. An audio replay of the call will be available beginning shortly after the conclusion of the call until 11:59 pm (ET) January 24, 2007, by dialing 888-286-8010 for U.S. and Canadian callers or 617-801-6888 for international callers with the access code 36450487, or at the following website: http://ir.cit.com.

About CIT:

        CIT Group Inc. (NYSE: CIT), a leading commercial and consumer finance company, provides clients with financing and leasing products and advisory services. Founded in 1908, CIT has more than $74 billion in managed assets and possesses the financial resources, industry expertise and product knowledge to serve the needs of clients across approximately 30 industries worldwide. CIT, a Fortune 500 company and a member of the S&P 500 Index, holds leading positions in cash flow lending, vendor financing, factoring, equipment and transportation financing, Small Business Administration loans, and asset-based lending. With its global headquarters in New York City, CIT has more than 7,300 employees in locations throughout North America, Europe, Latin America, and Asia Pacific. www.CIT.com

Forward-Looking Statements:

        This release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. All forward-looking statements (including statements regarding future financial and operating results) involve risks, uncertainties and contingencies, many of which are beyond CIT’s control, which may cause actual results, performance, or achievements to differ materially from anticipated results, performance, or achievements. All statements contained in this release that are not clearly historical in nature are forward-looking, and the words “anticipate,” “believe,” “expect,” “estimate,” “plan,” “target,” and similar expressions are generally intended to identify forward-looking statements. Economic, business, funding market, competitive and/or regulatory factors, among others, affecting CIT’s businesses are examples of factors that could cause actual results to differ materially from those described in the forward-looking statements. More detailed information about these factors are described in CIT’s filings with the Securities and Exchange Commission, including its Annual Report on Form 10-K for the year ended December 31, 2005. CIT is under no obligation to (and expressly disclaims any such obligation to) update or alter its forward-looking statements, whether as a result of new information, future events or otherwise. This release includes certain non-GAAP financial measures as defined under SEC rules. As required by SEC rules, we have provided a reconciliation of those measures to the most directly comparable GAAP measures, which is available with this release and on our website at http://ir.cit.com.

###

Contact:

Investor Relations	Steven Klimas	Vice President	(973) 535-3769

Media Relations	Mary Flynn	Director of Media Relations	(212) 461-7860 MaryFlynn@CIT.com

7

CIT GROUP INC. AND SUBSIDIARIES UNAUDITED CONSOLIDATED INCOME STATEMENTS (dollars in millions, except per share data)

	Quarters Ended			Years Ended
	December 31, 2006	September 30, 2006	December 31, 2005	December 31, 2006	December 31, 2005

Finance revenue	$ 1,548.5	$ 1,471.5	$ 1,232.8	$ 5,693.9	$ 4,515.2
Interest expense	823.0	768.8	557.3	2,867.8	1,912.0
Depreciation on operating lease equipment	261.4	256.5	246.6	1,023.5	968.0

Net finance revenue	464.1	446.2	428.9	1,802.6	1,635.2
Provision for credit losses	68.2	72.5	54.6	222.2	217.0

Net finance revenue after credit provision	395.9	373.7	374.3	1,580.4	1,418.2
Other revenue	345.5	324.7	288.8	1,233.8	1,137.4

Total net revenue	741.4	698.4	663.1	2,814.2	2,555.6
Salaries and general operating expenses	363.0	351.7	299.9	1,382.6	1,113.8
Provision for restructuring	—	8.5	—	19.6	25.2

Income before provision for income taxes	378.4	338.2	363.2	1,412.0	1,416.6
Provision for income taxes	(111.5)	(39.7)	(106.9)	(364.4)	(464.2)
Minority interest, after tax	(0.1)	(0.2)	(0.5)	(1.6)	(3.3)

Net income before preferred stock dividends	266.8	298.3	255.8	1,046.0	949.1
Preferred stock dividends	(7.5)	(7.5)	(7.5)	(30.2)	(12.7)

Net income available to common stockholders	$ 259.3	$ 290.8	$ 248.3	$ 1,015.8	$ 936.4

Per common share data
Basic earnings per share	$ 1.31	$ 1.46	$ 1.24	$ 5.11	$ 4.54
Diluted earnings per share	$ 1.28	$ 1.44	$ 1.21	$ 5.00	$ 4.44
Number of shares — basic (thousands)	198,308	198,724	199,973	198,912	206,059
Number of shares — diluted (thousands)	201,948	202,151	205,195	203,111	210,734

Other Revenue
Fees and other income(1)	$ 133.2	$ 140.1	$ 115.2	$ 546.1	$ 451.8
Factoring commissions	60.4	61.3	61.1	233.4	235.7
Gains on receivable sales and syndication fees	105.8	88.8	54.8	298.3	185.2
Gains on sales of leasing equipment	32.1	36.1	27.7	122.8	91.9
Gains on securitizations	13.3	13.6	4.9	47.0	39.1
Gain on sale of real estate investment	—	—	—	—	115.0
Gain on sale of business aircraft	—	—	—	—	22.0
Gain on sale of micro-ticket leasing business	—	—	44.3	—	44.3
Charges related to transportation assets transferred to held for sale	—	(15.0)	—	(15.0)	(86.6)
Charge related to manufactured housing assets held for sale	—	—	—	—	(20.0)
(Loss)/gain on derivatives(2)	—	—	(22.7)	—	43.1
(Loss)/gain on venture capital investments	0.7	(0.2)	3.5	1.2	15.9

Total other revenue	$ 345.5	$ 324.7	$ 288.8	$ 1,233.8	$ 1,137.4

(1)	Fees and other income primarily includes servicing fees and structuring and advisory fees.

(2)	Relates to certain compound cross-currency swaps that did not qualify for hedge accounting treatment and were either terminated or had matured by December 31, 2005.

8

CIT GROUP INC. AND SUBSIDIARIES
UNAUDITED CONSOLIDATED BALANCE SHEETS
(dollars in millions)

	December 31, 2006	December 31, 2005
ASSETS
Financing and leasing assets:
Finance receivables	$55,064.9	$44,294.5
Reserve for credit losses	(659.3)	(621.7)

Net finance receivables	54,405.6	43,672.8
Operating lease equipment, net	11,017.9	9,635.7
Financing and leasing assets held for sale	1,793.7	1,620.3
Cash and cash equivalents	4,458.4	3,658.6
Retained interests in securitizations and other investments	1,059.4	1,152.7
Goodwill and intangible assets, net	1,008.4	1,011.5
Other assets	3,324.5	2,635.0

Total Assets	$77,067.9	$63,386.6

LIABILITIES AND STOCKHOLDERS’ EQUITY
Debt:
Commercial paper	$ 5,365.0	$ 5,225.0
Deposits	2,399.6	261.9
Variable-rate senior unsecured notes	19,464.8	15,485.1
Fixed-rate senior unsecured notes	29,107.1	22,591.7
Non-recourse secured borrowings - student lending	4,118.0	4,048.8
Preferred capital securities	250.3	252.0

Total debt	60,704.8	47,864.5
Credit balances of factoring clients	4,131.3	4,187.8
Accrued liabilities and payables	4,440.8	4,321.8

Total Liabilities	69,276.9	56,374.1
Minority interest	39.9	49.8
Stockholders’ Equity:
Preferred stock	500.0	500.0
Common stock	2.1	2.1
Paid-in capital	10,678.9	10,632.9
Accumulated deficit	(2,838.9)	(3,691.4)
Accumulated other comprehensive income	129.6	115.2
Less: Treasury stock, at cost	(720.6)	(596.1)

Total Common Stockholders’ Equity	7,251.1	6,462.7

Total Stockholders’ Equity	7,751.1	6,962.7

Total Liabilities and Stockholders’ Equity	$77,067.9	$63,386.6

Other Assets
Investments in and receivables from non-consolidated subsidiaries	$ 535.7	$ 549.8
Accrued interest and receivables from derivative counterparties	643.6	350.2
Deposits on commercial aerospace flight equipment	719.0	317.4
Prepaid expenses	99.2	145.9
Repossessed assets and off-lease equipment	124.1	80.7
Furniture and fixtures, miscellaneous receivables and other assets	1,202.9	1,191.0

	$ 3,324.5	$ 2,635.0

9

CIT GROUP INC. AND SUBSIDIARIES
OWNED AND MANAGED ASSET COMPOSITION
(dollars in millions)

	December 31, 2006	September 30, 2006	December 31, 2005
Specialty Finance Group
Vendor Finance(1),(2)
Finance receivables	$ 7,102.5	$ 7,199.3	$ 7,264.4
Operating lease equipment, net	967.2	979.4	1,049.5
Financing and leasing assets held for sale	529.3	627.3	720.3

Owned assets	8,599.0	8,806.0	9,034.2
Finance receivables securitized and managed by CIT	4,057.8	3,830.4	3,921.6

Managed assets	12,656.8	12,636.4	12,955.8

Consumer and Small Business Lending(2)
Finance receivables - home lending	9,647.7	9,800.4	8,199.7
Finance receivables - education lending	8,488.9	7,772.1	5,051.0
Finance receivables - small business lending	1,200.7	1,112.7	1,238.6
Finance receivables - other	537.1	490.4	302.9
Financing and leasing assets held for sale	625.6	570.3	496.2

Owned assets	20,500.0	19,745.9	15,288.4
Home lending finance receivables securitized and managed by CIT	634.8	675.2	838.8

Managed assets	21,134.8	20,421.1	16,127.2

Commercial Finance Group
Corporate Finance(1)
Finance receivables	18,989.5	17,774.1	13,652.5
Operating lease equipment, net	204.4	170.4	177.7
Financing and leasing assets held for sale	563.1	422.3	253.5

Owned assets	19,757.0	18,366.8	14,083.7
Finance receivables securitized and managed by CIT	1,568.7	2,005.0	2,525.3

Managed assets	21,325.7	20,371.8	16,609.0

Transportation Finance
Finance receivables	2,123.3	1,527.1	1,895.4
Operating lease equipment, net	9,846.3	9,322.7	8,408.5
Financing and leasing assets held for sale	75.7	148.6	150.3

Owned assets	12,045.3	10,998.4	10,454.2

Trade Finance
Finance receivables	6,975.2	7,484.9	6,690.0

Other - Equity Investments	25.4	28.0	30.2

Total
Finance receivables	$ 55,064.9	$ 53,161.0	$ 44,294.5
Operating lease equipment, net	11,017.9	10,472.5	9,635.7
Financing and leasing assets held for sale	1,793.7	1,768.5	1,620.3

Financing and leasing assets excl. equity investments	67,876.5	65,402.0	55,550.5
Equity investments (included in other assets)	25.4	28.0	30.2

Owned assets	67,901.9	65,430.0	55,580.7
Finance receivables securitized and managed by CIT	6,261.3	6,510.6	7,285.7

Managed assets	$ 74,163.2	$ 71,940.6	$ 62,866.4

(1)	During the first quarter of 2006, the assets of Equipment Finance were transferred to Corporate Finance. At the same time, a portfolio of approximately $350 million of vendor related assets that were part of Equipment Finance, were transferred to Vendor Finance. Prior year data has been conformed for the transfer to Corporate Finance, but not the portfolio asset transfer to Vendor Finance.
(2)	During the first quarter of 2006, Small Business Lending was transferred from Vendor Finance to Consumer. Prior periods have been conformed to this presentation.

10

CIT GROUP INC. AND SUBSIDIARIES
SEGMENT DATA
(dollars in millions)

	Quarters Ended			Years Ended
	December 31, 2006	September 30, 2006	December 31, 2005	December 31, 2006	December 31, 2005
Commercial Finance Group
Corporate Finance
Net finance revenue, before depreciation	$ 152.0	$ 143.5	$ 122.2	$ 564.4	$ 477.5
Depreciation on operating lease equipment	9.4	7.5	8.7	33.4	45.8
Provision for credit losses	26.8	1.4	3.1	23.0	24.3
Other revenue	80.7	96.4	65.3	295.5	255.3
Total net revenue	196.5	231.0	175.7	803.5	662.7
Provision for income taxes	(40.5)	(53.6)	(40.2)	(177.4)	(167.5)
Net income	70.6	93.3	66.4	310.9	275.3
Return on risk-adjusted capital	12.7%	17.6%	14.6%	15.3%	16.0%
New business volume	$4,094.3	$4,261.1	$2,691.9	$14,448.1	$ 8,737.3

Transportation Finance
Net finance revenue, before depreciation	$ 207.9	$ 172.7	$ 159.0	$ 739.7	$ 580.1
Depreciation on operating lease equipment	127.2	112.9	97.0	455.3	354.9
Provision for credit losses	—	—	1.9	1.3	4.6
Other revenue	11.9	2.0	11.4	53.1	(50.1)
Total net revenue	92.6	61.8	71.5	336.2	170.5
Provision for income taxes	14.4	60.8	10.9	64.3	41.2
Net income	82.7	100.6	58.6	307.9	129.9
Return on risk-adjusted capital	21.3%	26.8%	16.7%	20.7%	9.9%
New business volume	$1,395.5	$ 458.9	$ 701.3	$ 3,137.2	$ 2,264.1

Trade Finance
Net finance revenue, before depreciation	$ 42.8	$ 39.8	$ 44.9	$ 156.8	$ 143.6
Provision for credit losses	8.6	16.3	4.5	36.6	22.9
Other revenue	74.7	77.3	78.5	291.4	290.9
Total net revenue	108.9	100.8	118.9	411.6	411.6
Provision for income taxes	(29.6)	(25.9)	(34.3)	(107.5)	(112.0)
Net income	47.5	42.6	56.4	176.2	184.7
Return on risk-adjusted capital	25.5%	24.8%	30.6%	25.9%	27.1%

Total Commercial Finance Group
Net finance revenue, before depreciation	$ 402.7	$ 356.0	$ 326.1	$ 1,460.9	$ 1,201.2
Depreciation on operating lease equipment	136.6	120.4	105.7	488.7	400.7
Provision for credit losses	35.4	17.7	9.5	60.9	51.8
Other revenue	167.3	175.7	155.2	640.0	496.1
Total net revenue	398.0	393.6	366.1	1,551.3	1,244.8
Provision for income taxes	(55.7)	(18.7)	(63.6)	(220.6)	(238.3)
Net income	200.8	236.5	181.4	795.0	589.9
Return on risk-adjusted capital	17.7%	22.0%	18.2%	18.8%	15.8%
New business volume, excluding factoring	$5,489.8	$4,720.0	$3,393.2	$17,585.3	$11,001.4

11

CIT GROUP INC. AND SUBSIDIARIES
CREDIT METRICS

CIT GROUP INC. AND SUBSIDIARIES
SEGMENT DATA
(dollars in millions)

	Quarters Ended			Years Ended
	December 31, 2006	September 30, 2006	December 31, 2005	December 31, 2006	December 31, 2005

Specialty Finance Group
Vendor Finance
Net finance revenue, before depreciation	$ 250.1	$ 261.0	$ 274.5	$ 1,042.0	$ 1,112.7
Depreciation on operating lease equipment	124.8	136.1	140.8	534.8	567.2
Provision for credit losses	13.9	14.6	21.0	57.1	70.7
Other revenue	113.5	96.7	124.4	393.8	317.3
Total net revenue	224.9	207.0	237.1	843.9	792.1
Provision for income taxes	(45.0)	(50.3)	(59.6)	(182.3)	(173.9)
Net income	92.8	66.1	99.8	314.5	293.5
Return on risk-adjusted capital	32.9%	23.5%	33.8%	27.5%	1 2.0%
New business volume	$ 2,193.3	$ 2,039.0	$ 2,528.4	$ 8,245.3	$ 9,752.9

Consumer and Small Business Lending
Net finance revenue, before depreciation	$ 84.1	$ 86.1	$ 69.9	$ 335.6	$ 246.5
Provision for credit losses	20.3	20.2	12.3	73.4	57.1
Other revenue	61.4	58.6	29.1	201.5	140.5
Total net revenue	125.2	124.5	86.7	463.7	329.9
Provision for income taxes	(24.7)	(28.9)	(16.5)	(90.9)	(64.4)
Net income	45.0	48.3	26.6	155.4	99.8
Return on risk-adjusted capital	15.2%	16.7%	11.1%	13.9%	12.0%
New business volume	$ 3,916.7	$ 4,251.0	$ 3,750.6	$ 15,485.9	$ 10,496.2

Total Specialty Finance Group
Net finance revenue, before depreciation	$ 334.2	$ 347.1	$ 344.4	$ 1,377.6	$ 1,359.2
Depreciation on operating lease equipment	124.8	136.1	140.8	534.8	567.2
Provision for credit losses	34.2	34.8	33.3	130.5	127.8
Other revenue	174.9	155.3	153.5	595.3	457.8
Total net revenue	350.1	331.5	323.8	1,307.6	1,122.0
Provision for income taxes	(69.7)	(79.2)	(76.1)	(273.2)	(238.3)
Net income	137.8	114.4	126.4	469.9	393.3
Return on risk-adjusted capital	23.6%	20.0%	23.1%	20.6%	19.1%
New business volume	$ 6,110.0	$ 6,290.0	$ 6,279.0	$ 23,731.2	$ 20,249.1

Corporate and Other
Net finance revenue, before depreciation	$ (11.4)	$ (0.4)	$ 5.0	$ (12.4)	$ 42.8
Provision for credit losses	(1.4)	20.0	11.8	30.8	37.4
Other revenue	3.3	(6.3)	(19.9)	(1.5)	183.5
Total net revenue	(6.7)	(26.7)	(26.8)	(44.7)	188.8
Provision for income taxes	13.9	58.2	32.8	129.4	12.4
Net (loss)	(79.3)	(60.1)	(59.5)	(249.1)	(46.8)

12

(dollars in millions)

	Quarters Ended						Years Ended
	December 31, 2006		September 30, 2006		December 31, 2005		December 31, 2006		December 31, 2005
Net Credit Losses - Owned as a Percentage of Average Finance Receivables
Vendor Finance	$15.4	0.84%	$15.3	0.84%	$ 21.4	1.15%	$ 61.2	0.83%	$ 72.8	0.95%
Consumer and Small Business Lending	29.4	0.60%	26.9	0.58%	17.9	0.53%	102.0	0.57%	75.7	0.66%

Total Specialty Finance Group	44.8	0.66%	42.2	0.65%	39.3	0.75%	163.2	0.65%	148.5	0.78%

Corporate Finance	26.7	0.57%	1.4	0.03%	5.5	0.16%	23.0	0.15%	26.1	0.20%
Transportation Finance	—	—	—	—	50.9	9.86%	1.4	0.08%	53.6	2.34%
Trade Finance	8.6	0.46%	16.3	0.95%	4.5	0.25%	37.4	0.55%	22.9	0.34%

Total Commercial Finance Group	35.3	0.51%	17.7	0.28%	60.9	1.05%	61.8	0.26%	102.6	0.46%

Total	$80.1	0.58%	$59.9	0.47%	$100.2	0.91%	$225.0	0.45%	$251.1	0.60%

Net Credit Losses - Managed as a Percentage of Average Managed Finance Receivables
Vendor Finance	$19.8	0.71%	$22.9	0.83%	$ 30.4	1.07%	$ 90.0	0.80%	$111.3	0.97%
Consumer and Small Business Lending	33.8	0.67%	31.1	0.64%	25.2	0.70%	124.2	0.67%	103.3	0.83%

Total Specialty Finance Group	53.6	0.68%	54.0	0.71%	55.6	0.86%	214.2	0.72%	214.6	0.90%

Corporate Finance	31.8	0.62%	3.2	0.07%	11.3	0.28%	33.4	0.19%	43.5	0.27%
Transportation Finance	—	—	—	—	50.9	9.86%	1.4	0.08%	53.6	2.34%
Trade Finance	8.6	0.46%	16.3	0.95%	4.5	0.25%	37.4	0.55%	22.9	0.34%

Total Commercial Finance Group	40.4	0.55%	19.5	0.28%	66.7	1.04%	72.2	0.27%	120.0	0.48%

Total	$94.0	0.62%	$73.5	0.51%	$122.3	0.95%	$286.4	0.50%	$334.6	0.68%

Finance Receivables Past Due 60 days or more - Owned as a Percentage of Finance Receivables	December 31, 2006		September 30, 2006		December 31, 2005
Vendor Finance	$ 200.7	2.83%	$ 210.5	2.92%	$ 251.8	3.47%
Consumer and Small Business Lending	898.9	4.52%	723.8	3.77%	363.2	2.46%

Total Specialty Finance Group	1,099.6	4.08%	934.3	3.54%	615.0	2.79%

Corporate Finance	105.2	0.55%	117.0	0.66%	86.9	0.64%
Transportation Finance	15.3	0.72%	16.0	1.04%	17.0	0.90%
Trade Finance	101.8	1.46%	105.5	1.41%	39.3	0.59%

Total Commercial Finance Group	222.3	0.79%	238.5	0.89%	143.2	0.64%

Total	$ 1,321.9	2.40%	$ 1,172.8	2.21%	$ 758.2	1.71%

Non-performing Assets - Owned as a Percentage of Finance Receivables
Vendor Finance	$ 78.2	1.10%	$ 87.2	1.21%	$ 112.1	1.54%
Consumer and Small Business Lending	473.6	2.38%	379.4	1.98%	216.1	1.46%

Total Specialty Finance Group	551.8	2.05%	466.6	1.77%	328.2	1.49%

Corporate Finance	150.4	0.79%	221.0	1.24%	165.4	1.21%
Transportation Finance	7.9	0.37%	8.3	0.54%	22.3	1.18%
Trade Finance	60.4	0.87%	69.8	0.93%	5.3	0.08%

Total Commercial Finance Group	218.7	0.78%	299.1	1.12%	193.0	0.87%

Total	$ 770.5	1.40%	$ 765.7	1.44%	$ 521.2	1.18%

Finance Receivables Past Due 60 days or more - Managed as a Percentage of Managed Financial Assets
Vendor Finance	$ 340.1	2.91%	$ 337.9	2.90%	$ 357.6	3.00%
Consumer and Small Business Lending	955.8	4.52%	783.9	3.84%	446.0	2.77%

Total Specialty Finance Group	1,295.9	3.95%	1,121.8	3.50%	803.6	2.87%

Corporate Finance	114.8	0.54%	137.6	0.68%	105.5	0.64%
Transportation Finance	15.3	0.69%	16.0	0.95%	17.0	0.83%
Trade Finance	101.8	1.46%	105.5	1.41%	39.3	0.59%

Total Commercial Finance Group	231.9	0.77%	259.1	0.88%	161.8	0.64%

Total	$ 1,527.8	2.42%	$ 1,380.9	2.25%	$ 965.4	1.81%

13

CIT GROUP INC. AND SUBSIDIARIES
RATIOS AND OTHER DATA
(dollars in millions, except per share data)

	Quarters Ended			Years Ended
Profitability	December 31, 2006	September 30, 2006	December 31, 2005	December 31, 2006	December 31, 2005
Net finance revenue as a percentage of AEA	2.96%	2.99%	3.37%	3.11%	3.40%
Net finance revenue after provision as a percentage of AEA	2.52%	2.51%	2.94%	2.72%	2.95%
Salaries and general operating expenses as a percentage of AMA	2.10%	2.18%	2.06%	2.17%	2.05%
Efficiency ratio(1)	44.2%	44.4%	41.6%	45.1%	41.5%
Return on average common stockholders’ equity	14.6%	16.9%	16.0%	15.0%	15.1%
Return on average tangible common stockholders’ equity	17.0%	19.9%	19.2%	17.6%	17.6%
Return on AEA	1.65%	1.95%	1.95%	1.75%	1.95%
Return on AMA	1.50%	1.76%	1.71%	1.57%	1.69%
(1) Including the noteworthy items, the efficiency ratio for the above quarters were 44.8%, 46.7%, 41.8%, respectively, and 46.2% and 41.1% for the years ended December 31, 2006 and 2005.

Average Assets
Average Finance Receivables (AFR)	$ 54,830.9	$ 51,503.3	$ 44,169.8	$ 50,119.5	$ 41,505.3
Average Earning Assets (AEA)	62,774.7	59,616.2	50,937.8	58,003.3	48,128.2
Average Managed Assets (AMA)	68,996.3	66,109.3	58,243.8	64,622.5	55,553.7
Average Operating Leases (AOL)	10,818.9	10,619.5	9,379.5	10,458.8	8,788.5
Average Common Stockholders’ Equity	7,106.5	6,881.0	6,196.4	6,794.4	6,205.9
Average Tangible Common Stockholders’ Equity	6,083.9	5,849.5	5,185.6	5,769.7	5,331.0
See “Non-GAAP Disclosures” for additional information regarding profitability ratio and metric comparisons.

	December 31, 2006	September 30, 2006	December 31, 2005
Capital and Leverage
Total tangible stockholders’ equity to managed assets	9.36%	9.36%	9.80%
Tangible book value per common share	$31.22	$30.07	$27.15

Reserve for Credit Losses
Reserve for credit losses as a percentage of finance receivables, excluding student loans	1.42%	1.45%	1.58%
Reserve for credit losses (excluding reserves related to impaired loans and hurricane reserves) as a percentage of finance receivables, excluding student loans	1.30%	1.23%	1.31%
Reserve for credit losses as a percentage of finance receivables	1.20%	1.24%	1.40%
Reserve for credit losses as a percentage of non-performing assets	85.6%	86.0%	119.3%
Reserve for credit losses as a percentage of finance receivables past due 60 days or more	49.9%	56.2%	82.0%
Reserve for credit losses as a percentage of finance receivables past due 60 days or more, excluding student lending	71.5%	78.0%	99.5%

14

CIT GROUP INC. AND SUBSIDIARIES
Aerospace Portfolio Data
(dollars in millions unless specified)

	December 31, 2006(2)	September 30, 2006(2)	December 31, 2005(2)
Total Aerospace Portfolio:
Financing and leasing assets
Commercial	$7,111.3	$6,357.2	$5,951.9
Regional	$ 161.2	$ 173.4	$ 275.3
Number of planes:
Commercial	237	210	215
Regional	64	69	104

	December 31, 2006		September 30, 2006		December 31, 2005
	Net Investment	Number	Net Investment	Number	Net Investment	Number
Commercial Aerospace Portfolio:
By Region:
Europe	$2,880.2	88	$2,762.1	87	$2,348.4	75
U.S. and Canada	1,288.0	60	887.3	36	1,243.6	62
Asia Pacific	1,705.6	52	1,494.3	50	1,569.0	52
Latin America	835.4	27	849.9	28	533.7	20
Africa / Middle East	402.1	10	363.6	9	257.2	6

Total	$7,111.3	237	$6,357.2	210	$5,951.9	215

By Manufacturer:
Boeing	$3,105.7	124	$2,832.3	114	$2,644.6	124
Airbus	3,996.2	113	3,507.3	93	3,269.0	84
Other	9.4	—	17.6	3	38.3	7

Total	$7,111.3	237	$6,357.2	210	$5,951.9	215

By Body Type (1):
Narrow body	$5,168.9	179	$4,918.6	171	$4,331.0	165
Intermediate	1,690.3	43	1,243.0	26	1,347.2	27
Wide body	242.7	15	178.0	10	235.4	16
Other	9.4	0	17.6	3	38.3	7

Total	$7,111.3	237	$6,357.2	210	$5,951.9	215

By Product:
Operating lease	$6,274.0	192	$5,883.0	189	$5,327.1	182
Leveraged lease (other)	95.2	4	148.2	5	232.1	10
Leveraged lease (tax optimized)	43.1	1	68.2	2	135.2	7
Capital lease	151.9	6	155.6	6	67.7	3
Loan	547.1	34	102.2	8	189.8	13

Total	$7,111.3	237	$6,357.2	210	$5,951.9	215

Number of accounts	92		94		93
Weighted average age of fleet (years)	5		6		6
Largest customer net investment	$ 288.6		$ 291.6		$ 277.3
Off-lease aircraft	—		—		10

New Aircraft Delivery Order Book (dollars in billions)
For the Years Ending December 31,
2006 (Remaining 2006)	$ —	—	$ 0.4	8	$ 0.9	19
2007	1.3	26	1.3	26	1.0	23
2008	1.4	24	1.4	24	0.8	19
Thereafter	3.1	41	1.8	21	0.6	5

Total	$ 5.8	91	$ 4.9	79	$ 3.3	66

(1)	Narrow body are single aisle design and consist primarily of Boeing 737 and 757 series and Airbus A320 series aircraft. Intermediate body are smaller twin aisle design and consist primarily of Boeing 767 series and Airbus A330 series aircraft. Wide body are large twin aisle design and consist primarily of Boeing 747 and 777 series and McDonnell Douglas DC10 series aircraft.

(2)	Balances include aircraft held for sale.

15

CIT GROUP INC. AND SUBSIDIARIES
Non-GAAP Disclosures
(dollars in millions)

	Quarters Ended
	December 31, 2006	September 30, 2006	December 31, 2005

Revenue, excluding certain noteworthy items(1):
Total net revenues (before provision for
credit losses)	$ 809.6	$ 770.9	$ 717.7
Charges related to transportation assets transferred to held for sale	—	15.0	—
Debt terminiation charge	—	5.8	—
Gain on sale of micro-ticket leasing business	—	—	(44.3)
Losses related to certain derivative contracts	—	—	22.7

Total net revenues - adjusted	$ 809.6	$ 791.7	$ 696.1

Net income, excluding certain noteworthy items(1):
Net income available to common shareholders	$ 259.3	$ 290.8	$ 248.3
Revenue-related items
Charges related to transportation assets transferred to held for sale	—	9.2	—
Debt termination charge	—	3.6	—
Gain on sale of micro-ticket leasing business	—	—	(26.8)
Losses related to certain derivative contracts	—	—	13.0
Non revenue-related items
Income tax liability reversals	(7.6)	(55.6)	(17.2)
Provisions for restructuring	—	5.5	—
Early termination on NYC lease / legal settlement	2.8	—	6.7

Net income - adjusted	$ 254.5	$ 253.5	$ 224.0

	Years Ended
	December 31, 2006	December 31, 2005

Revenue, excluding certain noteworthy items(1):
Total net revenues (before provision for
credit losses)	$ 3,036.4	$ 2,772.6
Charges related to transportation assets transferred to held for sale	15.0	86.6
Debt termination charge	5.8	—
Gain on sale of real estate investment	—	(115.0)
Hurricane securitization impairment charge	—	6.8
Gain on sale of business aircraft portfolio	—	(22.0)
Gain on sale of micro-ticket leasing business	—	(44.3)
Charge related to manufactured housing assets held for sale	—	20.0
Gains related to certain derivative contracts	—	(43.1)

Total net revenues - adjusted	$ 3,057.2	$ 2,661.6

Net income, excluding certain noteworthy items(1):
Net income available to common shareholders	$ 1,015.8	$ 936.4
Revenue-related items
Charges related to transportation assets transferred to held for sale	9.2	52.4
Debt terminiation charge	3.6	—
Gain on sale of real estate investment	—	(69.7)
Hurricane-related securitization impairment charge	—	4.4
Gain on sale of business aircraft portfolio	—	(14.4)
Gain on sale of micro-ticket leasing business	—	(26.8)
Charge related to manufactured housing assets held for sale	—	12.4
Gains related to certain derivative contracts	—	(24.4)
Non revenue-related items
Income tax liability reversals	(69.7)	(34.6)
Hurricane-related provision for credit losses	—	23.3
Provisions for restructuring	12.9	16.5
Early termination on NYC lease / legal settlement	2.8	6.7

Net income - adjusted	$ 974.6	$ 882.2

(1)	In addition to the results of operations presented in accordance with accounting principles generally accepted in the U.S., our management uses certain non-GAAP financial measures to: evaluate and present CIT and segment results on a comparable basis; to determine amounts awarded under certain compensation programs; and to enable analysis of past performance.

16

CIT GROUP INC. AND SUBSIDIARIES
Non-GAAP Disclosures
(dollars in millions)
	December 31, 2006	September 30, 2006	December 31, 2005
Managed assets (1):
Finance receivables	$ 55,064.9	$ 53,161.0	$ 44,294.5
Operating lease equipment, net	11,017.9	10,472.5	9,635.7
Financing and leasing assets held for sale	1,793.7	1,768.5	1,620.3
Equity and venture capital investments (included in other assets)	25.4	28.0	30.2

Total financing and leasing portfolio assets	67,901.9	65,430.0	55,580.7
Securitized assets	6,261.3	6,510.6	7,285.7

Managed assets	$ 74,163.2	$ 71,940.6	$ 62,866.4

Earning assets (2):
Total financing and leasing portfolio assets	$ 67,901.9	$ 65,430.0	$ 55,580.7
Credit balances of factoring clients	(4,131.3)	(4,318.7)	(4,187.8)

Earning assets	$ 63,770.6	$ 61,111.3	$ 51,392.9

Tangible equity (3):
Total equity	$ 7,251.1	$ 7,059.2	$ 6,462.7
Other comprehensive income relating to derivative financial instruments	(34.2)	(30.1)	(27.6)
Unrealized gain on securitization investments	(18.4)	(15.2)	(17.0)
Goodwill and intangible assets	(1,008.4)	(1,028.0)	(1,011.5)

Tangible common equity	6,190.1	5,985.9	5,406.6
Preferred stock	500.0	500.0	500.0
Preferred capital securities	250.3	250.7	252.0

Tangible equity	$ 6,940.4	$ 6,736.6	$ 6,158.6

Non-GAAP financial measures disclosed by management are meant to provide additional information and insight relative to trends in the business to investors and, in certain cases, to present financial information as measured by rating agencies and other users of financial information. These measures are not in accordance with, or a substitute for, GAAP and may be different from, or inconsistent with, non-GAAP financial measures used by other companies.

1)	Managed assets are utilized in certain credit and expense ratios. Securitized assets are included in managed assets because CIT retains certain credit risk and the servicing related to assets that are funded through securitizations.

2)	Earning assets are utilized in certain revenue and earnings ratios. Earning assets are net of credit balances of factoring clients. This net amount, which corresponds to amounts funded, is a basis for revenues earned.

3)	Tangible equity is utilized in leverage ratios, and is consistent with certain rating agency measurements. Other comprehensive losses and unrealized gains on securitization investments (both included in the separate component of equity) are excluded from the calculation, as these amounts are not necessarily indicative of amounts which will be realized.

17